CUSIP No. M97628107

EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13G to which this Agreement is annexed as Exhibit A, and any amendments thereto, is and will be filed on behalf of each of them in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: January 19, 2022

MANGROVE III INVESTMENTS S.À.R.L.

By:	/s/ Hans-Jürgen Schmitz
Name: Hans-Jürgen Schmitz
Title: Manager

By:	/s/ Willibrord Ehses
Name: Willibrord Ehses
Title: Manager

MANGROVE V INVESTMENTS S.À.R.L.

By:	/s/ Hans-Jürgen Schmitz
Name: Hans-Jürgen Schmitz
Title: Manager

By:	/s/ Willibrord Ehses
Name: Willibrord Ehses
Title: Manager

MANGROVE III S.C.A. SICAR (IN LIQUIDATION)
Represented by Mangrove III Management S.A.

By:	/s/ Hans-Jürgen Schmitz

Name: Hans-Jürgen Schmitz
Title: Director

By:	/s/ Willibrord Ehses
Name: Willibrord Ehses
Title: Director

MANGROVE V (SCA), RAIF
Represented by Mangrove Capital Partners S.A.

By:	/s/ Hans-Jürgen Schmitz
Name: Hans-Jürgen Schmitz
Title: Director

By:	/s/ Michael Rabinowicz
Name: Michael Rabinowicz
Title: Director

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CUSIP No. M97628107

MANGROVE III MANAGEMENT S.A.

By:	/s/ Hans-Jürgen Schmitz
Name: Hans-Jürgen Schmitz
Title: Director

By:	/s/ Willibrord Ehses
Name: Willibrord Ehses
Title: Director

MANGROVE CAPITAL PARTNERS S.A.

By:	/s/ Hans-Jürgen Schmitz
Name: Hans-Jürgen Schmitz
Title: Director

By:	/s/ Michael Rabinowicz
Name: Michael Rabinowicz
Title: Director

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